Dhanraj Boodhoo
South African Private Equity Fund Ill, L.P.
Walker House
Grand Cayman
Cayman Islands

25 September 2008

Dear Sir

SECURITIES LENDING AGREEMENT BETWEEN SOUTH AFRICAN PRIVATE EQUITY FUND III, L.P. (“SAPEF III LP”) AND JSE LIMITED (“THE JSE”) TOGETHER (“THE PARTIES”)

In terms of the rules of the JSE, the JSE is empowered through the Settlement Authority to borrow uncertificated certificates from third parties to facilitate the management of the settlement process, as governed by rule 10.120 (See annexure 1).

Therefore, in this context the parties have entered into a securities lending agreement in terms of which SAPEF III LP will make certain securities (“the securities”) available on loan to the JSE to be utilised by the JSE to facilitate the settlement of uncertificated securities, as detailed in Annexure 2.

For the sake of clarity, the parties wish to record in writing the following salient terms of the agreement:

1.

SAPEF III LP shall deliver the securities to the JSE by close of business on such later date as may be agreed between the parties.

2.

The JSE shall pay to SAPEF III LP a lending rate equivalent to the most favorable lending rate that the JSE is able to procure from other lenders of securities for a similar lending.

3.

The JSE shall, upon six business day’s notice from SAPEF III LP transfer to SAPEF III LP by electronic entry, the equivalent type and number of the securities by no later than the end of the notice period.

It is the intention of the parties to keep SAPEF III LP in the same position, except with regard to the direct exercise of voting rights, as if the securities were never lent and delivered to the JSE.

JSE Limited Registration Number: 2005/022939/06

Executive Directors: RM Loubser (CEO), N Newton-King,

One Exchange Square, Gwen Lane, Sandown, South Africa.

L Parsons, J Burke, G Rothschild Non-Executive Directors:

 Private Bay X991174, Sandton, 2146, South Africa Telephone

HJ Borkum (Chairman), A Botha, MR Johnston, RJ Khoza,

 +27 11 520 7000, Facsimile: +27 11 520 8584, www.jse.co.za

S Koseff, W Luhabe, A Mazwai, NS Nematswerani, N Payne,

G Serobe, N Smith Alternate Directors: A Horowitz,

Member of the World Federation of Exchanges

DM Lawrence Company Secretary: G Clarke

If you have any further queries in respect of the above, please do not hesitate to contact the undersigned.

Yours sincerely

BRETT KOTZE
General Manager:  Clearing and Settlement

Signature:

SAPEF III LP

Date:  25 September 2008

JSE Limited Registration Number: 2005/022939/06

Executive Directors: RM Loubser (CEO), N Newton-King,

One Exchange Square, Gwen Lane, Sandown, South Africa.

L Parsons, J Burke, G Rothschild Non-Executive Directors:

 Private Bay X991174, Sandton, 2146, South Africa Telephone

HJ Borkum (Chairman), A Botha, MR Johnston, RJ Khoza,

 +27 11 520 7000, Facsimile: +27 11 520 8584, www.jse.co.za

S Koseff, W Luhabe, A Mazwai, NS Nematswerani, N Payne,

G Serobe, N Smith Alternate Directors: A Horowitz,

Member of the World Federation of Exchanges

DM Lawrence Company Secretary: G Clarke

ANNEXURE 1

10.120

Borrowing of equity securities to prevent a trade from failing

10.120.1

If a member -

10.120.1.1

is not able to comply with rule 10.90.7 in respect of a
sale transaction; or

10.120.1.2

at any time notifies the Settlement Authority, or the Settlement Authority becomes aware, that the member will not be able to settle a sale transaction on settlement date,

the Settlement Authority will endeavour to borrow, as agent, on behalf of the member as undisclosed principal, the equity securities required by the member to comply with its obligations to settle the transaction.

10.120.2

The arrangement whereby the Settlement Authority facilitates the borrowing of equity securities on behalf of the member to enable the member to settle a transaction shall be on the terms and conditions set out in the directives.

10.120.3

A client shall be responsible for the payment of any costs that may be incurred by the member as a result of the member having borrowed the equity securities to effect settlement (including costs related to manufactured dividends and other similar costs), and any penalty imposed on the member by the Settlement Authority, where the client failed to deliver the equity securities required to settle the transaction.

Definitions of terms utilised above.

“member” means an equities member, which is a category of authorized user admitted to membership of the JSE under these Rules.

“client” means any person on whose behalf securities are bought, sold or held by a member.

“Settlement Authority” means the person or persons appointed by the JSE to manage the settlement of transactions in equity securities effected through the JSE equities trading system in terms of the rules and directives.

“uncertificated equity securities” means equity securities that are not evidenced by a certificate or written instrument and are transferable by book entry without a written instrument.

JSE Limited Registration Number: 2005/022939/06

Executive Directors: RM Loubser (CEO), N Newton-King,

One Exchange Square, Gwen Lane, Sandown, South Africa.

L Parsons, J Burke, G Rothschild Non-Executive Directors:

 Private Bay X991174, Sandton, 2146, South Africa Telephone

HJ Borkum (Chairman), A Botha, MR Johnston, RJ Khoza,

 +27 11 520 7000, Facsimile: +27 11 520 8584, www.jse.co.za

S Koseff, W Luhabe, A Mazwai, NS Nematswerani, N Payne,

G Serobe, N Smith Alternate Directors: A Horowitz,

Member of the World Federation of Exchanges

DM Lawrence Company Secretary: G Clarke

ANNEXURE 2

Loan Schedule

Share Name	Share Code	Number of shares loaned	Initial Lending Rate	Lending Date
Net 1 UEPS Technologies, Inc.	Nasdaq code: UEPS JSE code: (to be determined)	Up to a maximum of 5,000,000	To be advised	To be advised

JSE Limited Registration Number: 2005/022939/06

Executive Directors: RM Loubser (CEO), N Newton-King,

One Exchange Square, Gwen Lane, Sandown, South Africa.

L Parsons, J Burke, G Rothschild Non-Executive Directors:

 Private Bay X991174, Sandton, 2146, South Africa Telephone

HJ Borkum (Chairman), A Botha, MR Johnston, RJ Khoza,

 +27 11 520 7000, Facsimile: +27 11 520 8584, www.jse.co.za

S Koseff, W Luhabe, A Mazwai, NS Nematswerani, N Payne,

G Serobe, N Smith Alternate Directors: A Horowitz,

Member of the World Federation of Exchanges

DM Lawrence Company Secretary: G Clarke